Exhibit 2.2

               AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER

   AMENDMENT (this "Agreement") dated as of November 7, 1996, by and among US Order, Inc., a Delaware corporation ("USO"), Colonial Data Technologies Corp., a Delaware corporation ("CDT") and InteliData Technologies Corporation, a Delaware corporation ("InteliData") to the Agreement and Plan of Merger dated as of August 5, 1996 (the "Agreement and Plan of Merger") between USO and CDT.

   WHEREAS, USO and CDT entered into the Agreement and Plan of Merger pursuant to which USO and CDT shall each be merged with and into Newco in transactions in which Newco will be the surviving corporation (the "Mergers").

   WHEREAS, USO and CDT have formed InteliData for the purpose of entering into the Agreement and Plan of Merger and which will be the surviving corporation in the Mergers.

   WHEREAS, the Agreement and Plan of Merger contemplates that the parties shall amend the Agreement and Plan of Merger to add InteliData as a party.

   NOW, THEREFORE, intending to be legally bound hereby, the parties hereto agree as follows:

   ARTICLE 1. References. Unless otherwise specifically defined herein, each term used herein which is defined in the Agreement and Plan of Merger has the meaning assigned to such term in the Agreement and Plan of Merger. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Agreement and Plan of Merger shall from and after the effective date of this Agreement refer to the Agreement and Plan of Merger as amended hereby, except in any instance in the Agreement and Plan of Merger where any such reference relates to the date of the execution of the Agreement and Plan of Merger in which instance such reference shall relate to the unamended Agreement and Plan of Merger.

   ARTICLE 2. Amendment of Cover Page. The Cover Page of the Agreement and Plan of Merger is amended by (i) deleting the term "and" before the term "Colonial Data Technologies Corp." and (ii) adding the term "and InteliData Technologies Corporation" after the term "Colonial Data Technologies Corp."

   ARTICLE 3. Definition of Preamble. The first paragraph of the preamble to the Agreement and Plan of Merger is amended by (i) deleting the term "and" before the term "Colonial Data Technologies Corp." and (ii) adding the term "and InteliData Technologies Corporation, a Delaware corporation ("Newco")" at the end of such paragraph.

   ARTICLE 4. Amendment of Newco Definition. The definition of "Newco" contained in Section 1.5 to the Agreement and Plan of Merger is amended to mean "InteliData Technologies Corporation, a Delaware corporation."

   ARTICLE 5. Reference to Newco. The parties hereto agree that each reference to Newco in the Agreement and Plan of Merger shall be deemed to be a reference to InteliData.

   ARTICLE 6. Obligations of Newco. InteliData agrees to become a party to the Agreement and Plan of Merger and hereby assumes and agrees to perform any and all covenants, agreements and obligations contained in the Agreement and Plan of Merger which are contemplated in the Agreement and Plan of Merger to be performed by Newco.

   ARTICLE 7. Governing Law. This Agreement shall be governed by a construed in accordance with the laws of the State of Delaware, without regard to the principles conflicts of law thereof.

   ARTICLE 8. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but of which shall constitute one and the same agreement.

   ARTICLE 9. Force and Effect. Except as expressly amended hereby, the Agreement and Plan of Merger shall remain in full force and effect.

   IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                           US ORDER, INC.

                           By:   /s/ John C. Backus, Jr.
                                 John C. Backus, Jr.
                                 President and Chief Operating Officer


                           COLONIAL DATA TECHNOLOGIES CORP.

                           By:   /s/ Robert J. Schock
                                 Robert J. Schock
                                 Chairman of the Board, President
                                 and Chief Executive Officer


                           INTELIDATA TECHNOLOGIES CORPORATION


                           By:   /s/ Albert N. Wergley
                                 Albert N. Wergley
                                 President